For the six months ended July 31, 1995                            Exhibit 77C
File Number 811-4333                                              -----------



A special meeting of shareholders of the Mitchell Hutchins/Kidder, Peabody Government Income Fund, Inc. ("Fund") was held on April 13, 1995. At the meeting the following agreements were approved for the Fund:

1) An interim investment advisory agreement between the Fund and Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins") containing substantially the same terms, conditions and fees as the previous investment advisory agreement with Kidder Peabody Asset Management, Inc. ("KPAM").

The votes were as follows:

                            All Shares Voting as a Single Class
                  -----------------------------------------------------------
                  Shares Voted          Shares Voted          Shares Withhold
                  ------------          ------------          ---------------
                     For                  Against                Authority
                     ---                  -------                ---------
                  2,012,888                9,868                  306,455


2) A new investment advisory and administration agreement between the Fund and Mitchell Hutchins containing the same fees and substantively similar material terms and conditions as the previous investment advisory agreement with KPAM to commence on the termination of the interim agreement.

The votes were as follows:

                            All Shares Voting as a Single Class
                  -----------------------------------------------------------
                  Shares Voted          Shares Voted          Shares Withhold
                  ------------          ------------          ---------------
                     For                  Against                Authority
                     ---                  -------                ---------
                  2,016,516                9,231                  303,464